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                                                                  Exhibit 4.1(c)

         C - XX                                                 XXXXX

                              DECODE GENETICS, INC.

              Incorporated Under the Laws of the State of Delaware
                    4,583,334 SHARES SERIES C PREFERRED STOCK
                           Par Value $0.001 Per Share


THIS CERTIFIES THAT ___________________________ is the owner of _________________________ (_______) shares of the SERIES C PREFERRED STOCK of deCODE genetics, Inc., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

                    The corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers as of ___________________A.D._______.



_____________________________________         _________________________________
DIANE M. FRENIER, ASSISTANT SECRETARY         KARI STEFANSSON, PRESIDENT
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For Value Received, _____ hereby sell, assign and transfer
unto________________________________________
______________________________________Shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint
___________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated _________________

                  In the presence of _________________________________